Calculation of Filing Fee Tables
S-8
Aurinia Pharmaceuticals Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares no par value	457(a)	6,000,000	$ 7.72	$ 46,320,000.00	0.0001531	$ 7,091.59
Total Offering Amounts:						$ 46,320,000.00		$ 7,091.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,091.59
Offering Note
[1]	Amount Registered: Represents common shares, no par value (the "Common Shares"), of Aurinia Pharmaceuticals Inc. (the "Registrant") that may be offered or issued under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of Common Shares of the Registrant. Proposed Maximum Offering Price per Unit: Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of $7.72, the average of the high and low price of the Common Shares as reported on the Nasdaq Global Market on May 14, 2025.